UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 7, 2007 (August 31, 2007)

Date of Report (Date of earliest event reported)

ANWORTH MORTGAGE ASSET CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

001-13709	52-2059785
(Commission File Number)	(IRS Employer Identification No.)

1299 Ocean Avenue, 2nd Floor, Santa Monica, California	90401
(Address of Principal Executive Offices)	(Zip Code)

(310) 255-4493

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

As of August 31, 2007, Anworth Mortgage Asset Corporation (“Anworth”) has conducted sales of mortgage-backed securities (“MBS”) from its portfolio consisting of Agency MBS and AAA-rated Non-Agency MBS. Anworth received aggregate cash proceeds of approximately $679 million. These MBS were sold in a series of transactions, and while each of these transactions was individually insignificant, in the aggregate the amount of assets sold constituted a significant amount of assets. Anworth is unable to identify the purchasers of the MBS because the securities were sold through securities dealers.

A copy of the press release issued by Anworth on September 7, 2007 announcing the sales of the MBS is being filed herewith as Exhibit 99.1 and is incorporated into this Item 2.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit #	Description

99.1	Press release issued on September 7, 2007 by Anworth Mortgage Asset Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ANWORTH MORTGAGE ASSET CORPORATION

Date: September 7, 2007	By:	/s/ Joseph Lloyd McAdams
Title: Chairman of the Board, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit #	Description

99.1	Press release issued on September 7, 2007 by Anworth Mortgage Asset Corporation